UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Building 3 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On May 1, 2015, Second Sight Medical Products, Inc. (the “Company”) issued a press release announcing two senior management appointments in commercialization and manufacturing. The Company appointed Anthony Moses as Commercial Vice President, Americas and James Miller as Director of Manufacturing. Anthony Moses will also assume the responsibilities of Brian Mech, former Vice President of Business Development, who has left the Company as of April 30, 2015, to pursue other opportunities. Brian Mech has agreed to provide us with his consulting services on an as needed basis through April 2016.

We appointed Mr. Anthony Moses, age 55, as Commercial Vice President, Americas. Mr. Moses previously was at Eye Therapies, where he served as President and directed the development of a next-generation platform for the treatment of various retinal diseases and oversaw all aspects of product development, clinical research, reimbursement and early commercial activity. Prior to EyeTherapies, he served as Global Vice President, Sales, at Oraya, Inc. While there, he directed the commercial launch of the IRay System for the treatment of Neovascular Age-Related Macular Degeneration, focusing on activity in Germany, the UK, Italy and Switzerland. Before Oraya, he spent six years at NeoVista, Inc., where he created, among other accomplishments, that company’s global reimbursement strategy for the global launch of its first commercial product. From 2004-2006, while at Carl Zeiss Meditec, Inc., he managed the introduction of groundbreaking technology to diagnose early stages of Macular Degeneration, and led the marketing efforts for the Cirrus spectral domain OCT product platform. Previously he held positions of increasing responsibility at IRIDEX Corporation and Storz Instrument Company, where he began his career. He received a Bachelor of Science degree from Missouri State University.

We appointed Mr. James Miller, age 59, as Director Manufacturing. Prior to joining Second Sight, Jim Miller worked at Boston Scientific as the Value Stream Production Manager. Among other responsibilities, he oversaw the start-up of neuromodulator manufacturing, providing direction for manufacturing-related decisions, including staffing, layouts, equipment capacity and product structures for Spinal Cord Stimulators and Bions. At Pantera Software, he served as Senior Manufacturing Consultant specializing in Enterprise Resource Planning and Quality Systems. Prior to that, he worked at Sunrise Medical, holding several positions of increasing responsibility in manufacturing and quality assurance, and at Everest & Jennings, where he began his career as an Industrial Engineer. He received a Bachelor of Science Degree in Production Operations from California State University, Northridge, and is Certified in Production and Inventory Management.

A copy of the Company’s press release entitled “Second Sight Announces Senior Management Appointments in Commercialization and Manufacturing ” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release issued May 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer